UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 8, 2018

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07
Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on March 8, 2018. Three proposals were before the meeting:

●
Elect eight directors to serve until the 2019 Annual Meeting of Stockholders;

●
Advisory vote to approve the compensation of our named executive officers (Say-on-Pay);

●
Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the current fiscal year.

The votes with respect to the proposals are set forth below.

Elect Eight Directors to Serve until the 2019 Annual Meeting of Stockholders
	For	Withheld	Broker Non-Votes
Janice Chaffin	102,805,222	936,780	5,645,857
Phillip Fernandez	102,917,208	824,794	5,645,857
Donald Grierson	102,449,572	1,292,430	5,645,857
James Heppelmann	103,460,481	281,521	5,645,857
Klaus Hoehn	103,323,993	418,009	5,645,857
Paul Lacy	102,342,959	1,399,043	5,645,857
Corinna Lathan	103,208,321	533,681	5,645,857
Robert Schechter	102,583,759	1,158,243	5,645,857

Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-on-Pay).
For	Against	Abstain	Broker Non-Votes
94,534,283	7,356,761	1,850,958	5,645,857

Advisory Vote to Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the Current Fiscal Year.
For	Against	Abstain	Broker Non-Votes
105,211,673	4,125,870	50,316	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: March 9, 2018	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary